UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 16, 2021

OIL-DRI CORPORATION OF AMERICA
(Exact name of the registrant as specified in its charter)

Delaware 001-12622 36-2048898

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

410 North Michigan Avenue, Suite 400 60611-4213
Chicago, Illinois (Zip Code)
     (Address of principal executive offices)

            Registrant's telephone number, including area code (312) 321-1515

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	ODC	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.
Effective December 16, 2021 (the “Effective Date”), Oil-Dri Corporation of America (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Note Purchase and Private Shelf Agreement (the “Note Agreement”) with PGIM, Inc. (“Prudential”) and certain existing noteholders affiliated with Prudential named therein.

The Amendment provides that, among other things, an excess leverage fee will be applied to the interest rate applicable to the outstanding daily average principal amount of Notes issued on or after December 15, 2021 as follows: (i) an additional 0.25% in the event the Net Leverage Ratio (as defined in the Amendment) is 2.00:1.00 or greater as of the last day of any fiscal quarter, or (ii) an additional 1.00% in the event that the Net Leverage Ratio is greater than 2.50:1.00 as of the last day of any fiscal quarter.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified by, the full text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Concurrently with the entry into the Amendment, the Company issued $25 million in aggregate principal amount of its Series C Senior Notes (the “Series C Notes”) to accounts managed by Prudential pursuant to the Note Agreement, as amended by the Amendment. The Series C Notes bear interest at an annual rate of 3.25% (subject to the application of the excess leverage fee in the event the Net Leverage Ratio exceeds certain thresholds as described above) and will mature on December 16, 2031. The Company presently intends to use the net proceeds from the Series C Notes for general corporate purposes.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description of Exhibits

10.1	Amendment No. 1 to Amended and Restated Note Purchase and Private Shelf Agreement, dated December 16, 2021, among Oil-Dri Corporation of America, PGIM, Inc. and existing noteholders named therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Laura G. Scheland
Laura G. Scheland
Vice President, General Counsel and Secretary

Date:  December 17, 2021